Exhibit 10.1

REPLACEMENT DIRECTOR COMPENSATION AGREEMENT AND MUTUAL RELEASE

This Replacement Director Compensation Agreement and Mutual Release (this “Agreement”) is entered into as of December 16, 2009 (the “Effective Date”) by and between Deckers Outdoor Corporation, a Delaware corporation (the “Company”) and Rex Licklider, an individual (the “Director”).  Company and Director are herein referred to from time to time as the “Parties.”

R E C I T A L S

A.           WHEREAS, Director has served as a director of the Company since September 1993;

B.           WHEREAS, on December 31, 1996, Director was entitled to receive 4,391 shares of common stock of the Company (the “Shares”) as compensation for his services as a director of the Company;

C.           WHEREAS, it appears that the Company never contacted the Company’s transfer agent in connection with the Director’s account with the transfer agent to update the Director’s address or provide any other potential contact information for the Director;

D.           WHEREAS, Director never received a certificate for the Shares from the Company’s transfer agent and the Shares were escheated to the State of California (the “State”) on September 22, 2001;

E.           WHEREAS, the Shares were subsequently sold on the open market by the State and the Director was subsequently repaid the sales proceeds from the State, however, the Shares to which the Director was originally entitled were not replaced;

F.           WHEREAS, the Director never received the Shares for consideration of his services as a director of the Company and therefore, the Company desires to provide the Director with 3,911 shares of common stock of the Company (the “Replacement Shares”) from the Company’s 2006 Equity Incentive Plan as replacement director compensation for his prior service to the Company and which subtracts a number of shares from the original grant to account for the sales proceeds received by Director from the State; and

G.           WHEREAS, the Company now desires to replace the compensation for Director’s prior services and each of the Parties desire to release all claims against the other party with respect to the Director’s right to the Shares or the escheatment of the Shares, under the terms set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the obligations set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Full Payment of Compensation.  Director hereby acknowledges that upon Director’s receipt from or on behalf of the Company of the Replacement Shares, all obligations of the Company relating to Shares will be paid in full and any outstanding claims with respect to the Shares will terminate and be released without the necessity of any further action by Company and Director.  Director shall be responsible for any tax obligations and payments related to the issuance of the Shares and the Replacement Shares.

2. Release of Claims.

2.1 Mutual Release.  Subject to the execution of this Agreement by the Parties hereto (each a “Releasing Party”), each Releasing Party hereby irrevocably and unconditionally releases, acquits and forever discharges any and all actual or alleged claims, demands, actions, charges, complaints, causes of action, rights, debts, accountings, expenses or damages (including attorneys fees and costs), of any nature whatsoever, past or present, whether in law or in equity, known or unknown, suspected or unsuspected, and whether under federal or state statutory or common law which a Releasing Party may have against another Releasing Party or any of its subsidiaries, affiliated corporations and/or business entities, as well as their respective directors, officers, shareholders, advisors, agents and employees, past and present and their respective successors and assigns (collectively, the “Released Parties”) arising under or in connection with all claims relating in any way to Director’s right to the Shares or the escheatment of the Shares (the claims identified shall be referred to herein as the “Released Claims”).

2.2 Unknown Claims.  The Parties hereby expressly waive and relinquish any and all rights or claims, whether fixed or contingent, known or unknown or suspected or unsuspected, that arise from the Released Claims that have occurred up to and including the Effective Date that the Parties may have pursuant to California Civil Code Section 1542, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

3. Miscellaneous Provisions.

3.1 Governing Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.  Any action or proceeding brought to enforce this Agreement shall be instituted and maintained in Santa Barbara County, California and the Parties hereto consent to such jurisdiction.

3.2 Assignment.  Neither this Agreement nor any duties or obligations under this Agreement may be assigned by either party without the prior written consent of the other party.

3.3 Attorneys’ Fees. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action will be entitled to its reasonable attorneys’ fees and costs incurred, in addition to any other relief to which such party may be entitled.

3.4 Waiver of Breach.  The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

3.5 Severability.  To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.  In furtherance and not in limitation of the foregoing, should the duration or the geographical extent of or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the maximum duration, extent or activities which may validly and enforceably be covered under applicable law.

3.6 Authority.  Each individual signing for each of the Parties herein warrants and represents that he is an authorized agent of such party, for whose benefit he is executing this Agreement, and is authorized to execute the same.

3.7 Further Assurances.  Each party agrees to execute such other and further instruments and documents as may be necessary or proper in order to complete the transactions contemplated by this Agreement.

3.8 Amendments.  No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the Parties hereto.

3.9 Entire Agreement.  This Agreement contains all of the terms and conditions agreed upon by the Parties regarding the subject matter of this Agreement.  Except as otherwise expressly provided herein, any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force or effect.

3.10 Successors and Assigns.  This Agreement shall be binding upon the Parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns.

3.11 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Replacement Director Compensation Agreement and Mutual Release as of the Effective Date.

COMPANY

DECKERS OUTDOOR CORPORATION

/s/ Angel R. Martinez
Angel R. Martinez
Chair of the Board, President and Chief Executive Officer

DIRECTOR

/s/ Rex Licklider
Rex Licklider

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